Category 5 Technologies, Inc. Completes Acquisition of CaptureQuest

SALT LAKE CITY, April 10 /PRNewswire-FirstCall/ -- Category 5 Technologies, Inc. (OTC Bulletin Board: CFVT), a rapidly growing provider of marketing tools and commerce enabling technologies for small to medium-sized businesses, today announced it has completed the acquisition of Utah-based CaptureQuest ( www.capturequest.com ). The acquisition adds a series of cutting-edge Internet marketing, communication, rich-media and promotional tools to Category 5's suite of software products and services.


"We are excited by the completion of this acquisition and with the synergies already emerging between Category 5 and CaptureQuest," said Mitchell Edwards, President of Category 5. "Our customers and clients worldwide will be the collective beneficiaries of these marvelous technologies. With one of the primary uses of small business websites still being communication and advertising, we feel that this acquisition positions us to expeditiously enable our current customer base with highly effective marketing solutions. We expect that we will be able to sell this software as both a standalone product as well as through an outsourced ASP model under the C5 brand name."

"Category 5's existing relationships and market coverage create incredible revenue opportunities for the technology and services offered by CaptureQuest," said Tyler Thompson, CEO of CaptureQuest. "Further, our existing clients have current needs for the services already offered by Category 5. We expect this relationship to immediately and positively impact our bottom lines."

"We have worked with the CaptureQuest team for almost a year and have been impressed with their personnel, technologies and their professionalism," said Matt Greene, EVP of Category 5. "With this acquisition we dramatically expand our ability to provide world class eCRM products as well as outstanding and critical back end support."

Simultaneous to the closing of CaptureQuest, all officers and directors of Category 5 have agreed with the Company to lock up shares held by officers and directors. This lockup will restrict the sale of any securities held by officers and directors until January 1, 2003. CaptureQuest's Adaptive Media System Ready for Commercialization

CaptureQuest's leading product, the Adaptive Media System, supports customers' online marketing, communication, education and advertising objectives. The Adaptive Media System facilitates the front-end delivery of a captivating rich-media campaign either online or via email. The Popmercial campaigns are designed to captivate the attention of the viewer and to drive the viewer towards a specific call to action. Popmercials consistently achieve interaction rates of 20% to 60%. About Category 5 Technologies

Category 5 Technologies is a leading Business Service Provider for small and medium-sized enterprises, providing a suite of software, technology and services designed to make businesses more efficient in their marketing and profitable in their operations. Category 5 provides business process outsourcing, Web site design, storefront design, marketing tools and commerce enabling technology and services to small and medium-sized businesses in the United States and internationally. From e-commerce platforms, web sites, shopping carts, merchant accounts and payment plug-ins, to communications and promotion tools, Category 5
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enables both brick and mortar as well as Internet businesses to operate more efficiently and profitably, and to gain and retain new customers. Category 5 continues to seek synergistic companies, technologies and platforms for acquisition. Safe Harbor Statement

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the proposed transaction and the timing of the completion of it. The statements reflect management's current expectations. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to the negotiation and execution of a definitive merger agreement, the completion of due diligence, the ability of the two companies to integrate their operations and capitalize on the combined technologies and market opportunities, the availability of favorable tax treatment and those risks and uncertainties and other factors set forth in Category 5's most recent annual report and other filings with the Securities and Exchange Commission. Category 5 assumes no obligation to update the forward-looking information contained in this press release.

/CONTACT: Wendy Smart of Category 5 Technologies, Inc., +1-801-365-0450, wsmart@c5technologies.com; or investors and media, Michael Lafferman of Metropolitan Capital Partners, +1-310-821-9348, mlafferman13@adelphia.net, for Category 5 Technologies, Inc./